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                            FORBEARANCE AGREEMENT AND
                               SECOND AMENDMENT TO
                        LOAN AGREEMENT DATED MAY 5, 2000
                                  BY AND AMONG
                             VENUS EXPLORATION, INC.
                            AND BANK ONE, TEXAS, N.A.

         This Forbearance Agreement and Second Amendment to Loan Agreement dated May 5, 2000 (this "Second Amendment") by and between VENUS EXPLORATION, INC. (the "Borrower") and BANK ONE, NA, a national banking association formerly known as Bank One, Texas, N.A. (the "Bank") is entered into effective on the 8th day of May 2001.

                                   WITNESSETH:

         A. Borrower and Bank entered into a Loan Agreement dated May 5, 2000, which was amended by First Amendment thereto dated August 25, 2000 (collectively the "Loan Agreement").

         B. The Revolving Loan Termination Date established in the Loan Agreement was May 8, 2001, and notwithstanding the terms of the Revolving Note and of the other Loan Documents that require the entire, unpaid balance of the Revolving Loan and accrued, unpaid interest thereon to be repaid in full on or before the Revolving Loan Termination Date, such repayment in full has not occurred, and accordingly, as of the date of this Second Amendment, there exists an Event of Default, as defined in Section 7.01(a) of the Loan Agreement. In addition, Events of Default also exist as of the date of this Second Amendment due to Borrower's failure to have been in compliance with the following Sections of the Loan Agreement as of the fiscal quarter ended March 31, 2001: Section
6.15 (General and Administrative expenses), Section 6.16 (Minimum Tangible Net Worth), Section 6.17 (Current Ratio) and Section 6.18 (Debt Service Coverage Ratio).

         C. As the result of the occurrence and continuation of such Events of Default under the Loan Agreement, Bank has the right to exercise any and all remedies that it may have under the Loan Documents, and at law or in equity (collectively the "Remedies"), but Borrower has requested that Bank forbear from exercising any such Remedies, and Bank is willing to do so subject to and strictly in accordance with the terms set forth in this Second Amendment.

                  NOW, THEREFORE, in consideration of the promises herein contained, the mutual benefits to be derived herefrom and other good and valuable consideration received by each party, and each intending to be legally bound hereby, the parties agree as follows:

         I.       Amendments to Loan Agreement.



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                  Article I, Definitions is hereby amended by replacing the
         definition of "Floating Rate" in its entirety with the following definition:

                  "Floating Rate" means a per annum interest rate equal to the Base Rate in effect from time to time plus: (a) in the absence of any Event of Default (i) three percent (3%) during the period from and including May 9, 2001, to and including June 8, 2001, and (ii) four percent (4%) during the period from and including June 9, 2001 through and including July 9, 2001; and
                  (b) following and during the continuation of any Event of Default and/or after July 9, 2001, six percent (6%).

                  Section 2.06, Mandatory Prepayment of the Note, is amended to delete the reference therein to "thirty (30) days" and substitute in its place reference to "three (3) days".

                  Section 5.26, Change of Purchaser's of Production, is amended by adding the following text at the end of that section:

                  In addition, on or before May 25, 2001, Borrower shall notify Bank in writing of the identity and address of each then-current purchaser of production from the Borrowing Base Oil and Gas Properties.

                  Section 5.32, Production Report, is amended by adding the following text at the end of such section:

                  The production report required to be submitted on or before May 30, 2001, shall provide the information required by this Section not only with respect to the calendar month of April 2001, but also on a cumulative basis for the calendar months January through April 2001.

                  Article V, Affirmative Covenants, is amended by adding the following new section thereto:

                  5.38 Monthly Cash Statement. On or before May 18, 2001, and on or before the fifteenth (15th) day of each subsequent calendar month thereafter, Borrower shall prepare and submit to Bank a cash report that details Borrower's cash flow during the rolling 3-calendar month period ending with the last calendar month immediately preceding the date of such report, including, but not limited to, the sources of Borrower's cash receipts during such period, the specific uses of Borrower's cash payments during such period, and the balance as of the last day of such period of all sums held in legal suspense and any other production revenues held by Borrower that are payable to third parties.


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                  Section 6.12, Hedge Agreements, is hereby amended in its
         entirety to read as follows:

                  6.12 Hedge Agreements. Except for Permitted Hedge Agreements that are in effect on the date of the Second Amendment, enter into or become obligated under any contract for sale for future delivery of hydrocarbons, forward contract, Hedging Agreement, futures contract or any other similar agreement (other than normal production contracts entered into in Borrower's normal course of business) without the prior written consent of Bank, which consent may be granted or withheld in Bank's sole discretion.

                  Section 8.03, Notices and Other Communications, is hereby amended by revising Bank's address in its entirely to read as follows:

                  BANK ONE, NA
                  1717 Main Street
                  TX1-2454 Fourth Floor
                  Dallas, Texas 75201
                  Attention: Laurel Varney Mason

         II. Forbearance Agreement. Bank has not waived and does not hereby waive any Events of Default that have occurred and are continuing under the Loan Agreement and other Loan Documents. Bank, however, does hereby agree to forbear from exercising its Remedies in response to the Events of Default referred to in Recitation B, above, until June 15, 2001, provided that if on or before such date a creditworthy lender issues a written commitment to Borrower to advance to Bank for the account of Borrower on or before July 9, 2001, a cash sum sufficient to fully pay and discharge the entire, unpaid balance of the Revolving Loan and accrued, unpaid interest due thereon as of the date of such payment, and a true and complete copy of such commitment is delivered to Bank on or before June 15, 2001, then Bank shall continue to forbear from the exercise of its Remedies relating to such Events of Default through and including July 9, 2001. Notwithstanding the preceding provisions of this Article II, however, Bank's agreement to forbear from the exercise of its Remedies may be rescinded immediately, at the option of Bank, if the Bank learns of the existence or occurrence and continuation of any Events of Default other than those described in Recitation B., above, including, but not limited to, Borrower's failure to pay accrued, unpaid interest on the Revolving Loan on or before the first day of any calendar month following the date of this Second Amendment.

         III. Termination and Release. Upon payment and performance in full of the Obligations on or before July 9, 2001, Bank agrees, at Borrower's request and sole cost and expense, to execute and deliver any such lien release documents and other documentation reasonably requested by Borrower to release or terminate Bank's liens and security interests under the Loan Agreement and other Loan Documents.


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         IV. Forbearance Fee. Upon the execution and delivery of this Second
Amendment, Borrower shall thereupon become obligated to pay to Bank a fee in the amount of $11,300.00, as consideration for Bank's entry into this Second Amendment, payable on or before July 9, 2001; provided that if the entire, unpaid balance of the Revolving Loan and all accrued, unpaid interest thereon is repaid to Bank on or before July 9, 2001, Borrower's obligation to pay the forbearance fee to Bank shall thereupon be terminated and forgiven.

         V. Second Amendment Legal Fees. Upon Bank's and Borrower's execution and delivery of this Second Amendment, Borrower shall pay all legal fees and expenses incurred to Bank's special counsel, Porter & Hedges, L.L.P., in connection with the negotiation, documentation, execution and delivery of this Second Amendment.

         VI. Reaffirmation of Representations and Warranties. To induce the Bank to enter into this Second Amendment, Borrower hereby reaffirms, as of the date hereof, its representations and warranties contained in Article IV of the Loan Agreement and in all other documents executed pursuant thereto, and additionally represents and warrants as follows:

                  A. The execution and delivery of this Second Amendment and the performance by the Borrower of its obligations under this Second Amendment are within Borrower's power, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the certificate of incorporation, the articles of incorporation or bylaws of Borrower or of any agreement binding upon Borrower.

                  B. This Second Amendment represents the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with its terms subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

                  C. Since the date of the Loan Agreement, no change, event or state of affairs has occurred and is continuing which would constitute an Event of Default or an Unmatured Event of Default, except for the Events of Default referred to in Recitation B. of this Second Amendment.

         VII. Defined Terms. Terms used herein that are defined in the Loan Agreement shall have the same meanings herein, unless the context otherwise requires.

         VIII. Reaffirmation of Loan Agreement. This Second Amendment shall be deemed to be an amendment to the Loan Agreement, and the Loan Agreement, as amended hereby, is hereby ratified, adopted and confirmed in each and every respect. All references to the Loan Agreement herein and in any


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other document, instrument, agreement or writing shall hereafter be deemed to refer to the Loan Agreement as amended hereby.

         IX. RELEASE BY BORROWER. AS PARTIAL CONSIDERATION FOR THE BANK'S ENTRY INTO THIS SECOND AMENDMENT, BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY RELEASES AND DISCHARGES THE BANK AND ITS SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS, AGENTS AND REPRESENTATIVES (THE "BANK PARTIES") FROM ANY AND ALL CLAIMS, CAUSES OF ACTION, LOSSES, LIABILITIES AND DAMAGES OF WHATSOEVER TYPE OR NATURE (COLLECTIVELY "DAMAGES AND CLAIMS") WHETHER ASSERTED OR UNASSERTED, ACCRUED OR UNACCRUED, KNOWN OR UNKNOWN, ARISING DIRECTLY OR INDIRECTLY OUT OF, OR RELATING DIRECTLY OR INDIRECTLY TO ACTS, OMISSIONS, EVENTS OR CONDITIONS THAT OCCURRED OR EXISTED AS OF OR PRIOR TO THE EXECUTION OF THIS SECOND AMENDMENT IN CONNECTION WITH THE LOAN AGREEMENT AND/OR ANY OTHER LOAN DOCUMENTS, OR THE RELATIONSHIPS OF THE BANK, THE BORROWER, AND ANY THIRD PARTY IN CONNECTION WITH THE LOAN AGREEMENT AND/OR ANY OTHER LOAN DOCUMENTS, AND WHETHER OR NOT SUCH DAMAGES AND CLAIMS MIGHT BE ALLEGED TO HAVE ARISEN FROM BREACHES OF CONTRACTUAL OBLIGATIONS, COMMON LAW OR STATUTORY DUTIES, STRICT LIABILITY, OR TORT, AND THE BORROWER HEREBY AGREES TO FULLY INDEMNIFY AND HOLD THE BANK PARTIES HARMLESS FROM AND AGAINST ANY AND ALL SUCH DAMAGES AND CLAIMS, INCLUDING, BUT NOT LIMITED TO, THOSE ALLEGED TO HAVE ARISEN, IN WHOLE OR IN PART, FROM THE BANK PARTIES' NEGLIGENCE, INCLUDING GROSS NEGLIGENCE, WHETHER ACTIVE OR PASSIVE, SOLE, JOINT, OR CONCURRENT.

         X. Entire Agreement. The Loan Agreement, as hereby amended, embodies the entire agreement between Borrower and Bank, and supersedes all prior proposals, agreements and understandings relating to the subject matter hereof. Borrower certifies that it is relying on no representation, warranty, covenant or agreement except for those set forth in the Loan Agreement as hereby amended and the other documents previously executed or executed of even date herewith. Notwithstanding any prior course of dealing between Bank and Borrower, or any allegation that the Bank might have waived, in whole or in part, any of its rights or Remedies or any of Borrower's Obligations under the Loan Documents, Borrower hereby conclusively acknowledges and agrees that no such alleged prior course of dealing or waiver shall be effective hereafter to modify in any respect the rights and Remedies of the Bank or the Obligations of the Borrower under the express provisions of the Loan Agreement and other Loan Documents, as hereby amended.


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         XI. Governing Law. THIS SECOND AMENDMENT SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. This Second Amendment has been entered into in Harris County, Texas, and it shall be performable for all purposes in Harris County, Texas. Courts within the State of Texas shall have jurisdiction over any and all disputes between the Borrower and the Bank, whether in law or equity, including, but not limited to, any and all disputes arising out of or relating to this Second Amendment or any other Loan Documents; and venue in any such dispute whether in federal or state court shall be laid in Harris County, Texas.

         XII. Severability. Whenever possible each provision of this Second Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Second Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Second Amendment.

         XIII. Execution in Counterparts. This Second Amendment may be executed in any number of counterparts and by the different parties on separate counterparts on different dates, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

         XIV. Section Captions. Section captions used in this Second Amendment are for convenience of reference only, and shall not affect the construction of this Second Amendment.

         XV. Successors and Assigns. This Second Amendment shall be binding upon the Borrower, the Bank and its respective successors and assigns, and shall inure to the benefit of the Borrower, the Bank and the respective successors and assigns of the Bank.

         IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the day and year first above written.

                                      BORROWER:

                                      VENUS EXPLORATION, INC.


                                      By:
                                          --------------------------------------
                                          John Y. Ames
                                          President and Chief Operating Officer



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                                      BANK:

                                      BANK ONE, NA


                                      By:
                                           -------------------------------------
                                           Laurel Varney Mason
                                           Vice President


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STATE OF TEXAS            )
                          )
                          )
COUNTY OF HARRIS          )


This instrument was acknowledged before me on May ___, 2001 by John Y. Ames, President of Venus Exploration, Inc., a Delaware corporation, on behalf of said corporation.




                                       ------------------------------------
                                       Notary Public, State of Texas




STATE OF TEXAS            )
                          )
                          )
COUNTY OF HARRIS          )

This instrument was acknowledged before me on May ___, 2001, by Laurel Varney Mason, Vice President of Bank One, NA, a national banking association, on behalf of said national banking association.


                                       ------------------------------------
                                       Notary Public, State of Texas




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